UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

STEEL EXCEL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Camino Ramon, Suite 200, San Ramon, California		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of April 5, 2013, Steel Excel Inc. (the “Company ”) and SP Corporate Services LLC agreed to an amendment number 1 to the previously disclosed amended and restated management services agreement to redesignate the title Chief Executive Officer as Principal Executive Officer.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)-(c)

On April 4, 2013, John J. Quicke resigned as Interim President and Chief Executive Officer of the Company. Mr. Quicke will continue as a member of the Board of Directors of the Company (the “Board”) and Chief Executive Officer of the Company’s Steel Energy segment. Jack L. Howard, a director of the Company, has been named Vice Chairman and will serve as principal executive officer of the Company.

Mr. Howard (age 51) has served as a member of the Board since 2007. Mr. Howard has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989. Mr. Howard has served as the President of Steel Partners Holdings GP Inc. (“Steel Holdings GP”), the general partner of Steel Partners Holdings L.P. (“Steel Holdings”), since July 2009 and has served as a director of Steel Holdings GP since October 2011.  He also served as the Assistant Secretary of Steel Holdings GP from July 2009 to September 2011 and as Secretary from September 2011 to January 2012. He is the President of Steel Partners LLC and has been associated with Steel Partners LLC and its affiliates since 1993. Mr. Howard co-founded Steel Partners II, L.P. in 1993, a private investment partnership that is now a wholly-owned subsidiary of Steel Holdings. He has served as a director of Handy & Harman Ltd. (“HNH”) since July 2005. He has served as a director of DGT Holdings Corp. since September 2011.  Mr. Howard served as Chairman of the Board of WebFinancial Corporation (“WebFinancial”), the predecessor entity of Steel Holdings, from June 2005 to December 2008, as a director from 1996 to December 2008 and its Vice President from 1997 to December 2008. From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of WebFinancial. Mr. Howard served as a director of SP Acquisition Holdings, Inc. (“SPAH”), a company formed for the purpose of acquiring one or more businesses or assets from February 2007 until June 2007, and was Vice-Chairman from February 2007 until August 2007. He also served as Chief Operating Officer and Secretary of SPAH from June 2007 and February 2007, respectively, until October 2009. He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63.

On April 4, 2013, Mark Zorko notified the Board of his resignation as Chief Financial Officer of the Company, effective May 7, 2013. James F. McCabe, Jr., will become Chief Financial Officer of the Company, effective May 8, 2013.

Mr. McCabe (age 50) has served as Senior Vice President of HNH since March 2007, and Chief Financial Officer of HNH since August 2008, and holds similar positions in substantially all of HNH’s subsidiaries.  Mr. McCabe has served as President of SP Corporate Services LLC since January 2012. Mr. McCabe served as President, Shared Services of HNH from March 2011 to December 2011.  In addition, since October 2011, Mr. McCabe has served as the Chief Financial Officer of Steel Holdings GP and as an officer of certain of its affiliates.   From July 2004 to February 2007, Mr. McCabe served as Vice President of Finance and Treasurer, Northeast Region, of American Water Works Company, a public water utility.  From August 1991 to September 2003, he was with Teleflex Incorporated, a diversified global industrial company, where he served in senior management positions including President of Teleflex Aerospace, President of Sermatech International, Chief Operating Officer of Sermatech International, President of Airfoil Technologies International and Chief Financial Officer of Teleflex Aerospace.

The services of Mr. Howard and Mr. McCabe will be provided pursuant to the previously disclosed management services agreement between the Company and SP Corporate Services LLC.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Description

10.1     Amendment No. 1 to Management Services Agreement

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL EXCEL INC.

Dated: April 5, 2013	By:	/s/ Leonard J. McGill
	Name:	Leonard J.. McGill
	Title:	Vice President, General Counsel